                                                                    EXHIBIT 17.5


                              PLEASE VOTE PROMPTLY

                        *********************************


Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The signers of this proxy hereby appoint each of Joseph R. Palombo, Jean S. Loewenberg,

Joseph T. Turo, Russell L. Kane, and Vincent P. Pietropaolo proxies of the signers, with power of substitution, to vote at the Special Meeting of Shareholders to be held at Boston, Massachusetts, on [_____}, [______ __], 2002, and at any adjournments, as specified herein and in accordance with their best judgment on any other business that may properly come before this meeting.

AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES UNANIMOUSLY HAS RECOMMENDED A VOTE "FOR" ALL MATTERS.

STEIN ROE LOGO

--------------------------------------------

    STEIN ROE CAPITAL OPPORTUNITIES FUND

---------------------------------------------





Please be sure to sign and date this proxy. Date
                                                ------------


-----------------------------------       ---------------------------------

Shareholder sign here                     Co-owner sign here




THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSAL 1 LISTED BELOW. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL:

1.   Proposal to approve the           [ ] FOR       [ ] AGAINST
     Agreement and Plan of
     Reorganization with respect       [ ] ABSTAIN
     to the acquisition of the
     Stein Roe Capital
     Opportunities Fund
     (including Class S and
     Liberty Capital
     Opportunities Fund Class A)
     by the Columbia Special
     Fund, Inc. (Item 2 of the
     Notice)




MARK BOX AT RIGHT FOR ADDRESS CHANGE
AND NOTE NEW ADDRESS AT LEFT      [ ]


PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DETACH CARD                                                          DETACH CARD

                        VOTE YOUR PROXY - ELECTRONICALLY!

The enclosed proxy statement provides details on important issues affecting your funds. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

You can vote your proxies over the Internet or by telephone. Both ways are easy and confidential.

A REMINDER - if you vote by Internet or telephone, you should NOT mail your proxy card.

INTERNET VOTING:

     - Read the proxy statement.

     - With your proxy card available, go to WWW.STEINROE.COM.

     - Log on to the shareholder site. Click on the proxy link and follow the instructions provided.

TELEPHONE VOTING:

     - Read the proxy statement.

     - With your proxy card available, call [877-779-8683] (toll free).

     - When prompted, enter the voter control number located on the upper left corner of your proxy card.

     - Follow the instructions provided.


Internet and telephone voting are available 24 hours a day, seven days a week.

If you have any questions regarding the meeting agenda and the execution of proxies, call one of our representatives at 866-274-6822 (toll free) from 9:00 am to 11:00 pm (Eastern time) Monday through Friday, and Saturdays from 12:00 pm to 6:00 pm (Eastern time).


                              [STEIN ROE LOGO HERE]

LIBERTY LOGO

--------------------------------------------

 LIBERTY CAPITAL OPPORTUNITIES FUND CLASS A

--------------------------------------------




Please be sure to sign and date this proxy. Date
                                                ----------


-----------------------------------       ----------------------------------

Shareholder sign here                     Co-owner sign here






THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSAL 1 LISTED BELOW. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL:

1.   Proposal to approve the            [ ] FOR       [ ] AGAINST
     Agreement and Plan of
     Reorganization with respect        [ ] ABSTAIN
     to the acquisition of the
     Stein Roe Capital
     Opportunities Fund
     (including Class S and
     Liberty Capital
     Opportunities Fund Class A)
     by the Columbia Special
     Fund, Inc. (Item 2 of the
     Notice)




MARK BOX AT RIGHT FOR ADDRESS CHANGE
AND NOTE NEW ADDRESS AT LEFT      [ ]


PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DETACH CARD                                                          DETACH CARD

                        VOTE YOUR PROXY - ELECTRONICALLY!

The enclosed proxy statement provides details on important issues affecting your funds. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

You can vote your proxies over the Internet or by telephone. Both ways are easy and confidential.

A REMINDER - if you vote by Internet or telephone, you should NOT mail your proxy card.

INTERNET VOTING:

     - Read the proxy statement.

     - With your proxy card available, go to WWW.LIBERTYFUNDS.COM.

     - Log on to the shareholder site. Click on the proxy link and follow the instructions provided.

TELEPHONE VOTING:

     - Read the proxy statement.

     - With your proxy card available, call [877-779-8683] (toll free).

     - When prompted, enter the voter control number located on the upper left corner of your proxy card.

     - Follow the instructions provided.



Internet and telephone voting are available 24 hours a day, seven days a week.

If you have any questions regarding the meeting agenda and the execution of proxies, call one of our representatives at 866-274-6822 (toll free) from 9:00 am to 11:00 pm (Eastern time) Monday through Friday, and Saturdays from 12:00 pm to 6:00 pm (Eastern time).


                    [LIBERTY FUNDS SERVICES, INC. LOGO HERE]